                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                       ANY AND ALL OUTSTANDING SHARES OF
                12 3/4% CUMULATIVE EXCHANGEABLE PREFERRED STOCK,
                           PAR VALUE $.01 PER SHARE
                  (LIQUIDATION PREFERENCE $ 1,000 PER SHARE)
                                      OF
                       GRANITE BROADCASTING CORPORATION
                     FULLY AND UNCONDITIONALLY GUARANTEED
                             BY __________________

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) a certificate or certificates representing the Company's (as defined below) 12 3/4% Cumulative Exchangeable Preferred Stock, par value $.01 (the "Old Preferred Stock") are not immediately available, (ii) shares of Old Preferred Stock, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by telegram, telex or facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:
                             The Bank Of New York

By Registered or Certified Mail                     Facsimile Transmissions:
                                                    (Eligible Institutions and
                                                    Withdrawal Notices Only)
   The Bank of New York
   101 Barclay Street-7E                                 (212) 571-3080
New York, New York  10286
Attn:  Reorganization Section                         Confirm By Telephone:
                                                         (212) 815-5920

                                                      For Information Call:
                                                         (212) 815-5920

                          By Hand Or Overnight Courier:

                              The Bank of New York
                               101 Barclay Street
                        Corporate Trust Services Window
                            New York, New York 10286
                          Attn: Reorganization Section

      Delivery of this Notice Of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


      The undersigned hereby tenders to Granite Broadcasting Corporation, a Delaware Corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated June 24, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation preference of Old Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."



Aggregate Liquidation Preference Name(s) of Registered Holder(s):______________ Amount Tendered: $_______________ ______________________________________________

Certificate No(s)
if available):______________________________

____________________________________________
(Total Liquidation Preference Represented by
Old Preferred Stock Certificate(s))

$_______________________________________

If shares of Old Preferred Stock will be tendered by book-entry transfer, provide the following information:

DTC Account Number: _________________________

Date: _______________________________________

_____________________________________________

--------------------------------------------------------------------------------
      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
--------------------------------------------------------------------------------

                              PLEASE SIGN HERE


X
  ---------------------------      ______________________

X
  ---------------------------      ______________________
                                   Date
Signature(s) of Owner(s)
or Authorized Signatory

Area Code and Telephone Number:________________________

      Must be signed by the holder(s) of the shares of Old Preferred Stock as their name(s) appear(s) on certificate(s) representing such shares of Old Preferred Stock or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     Please print name(s) and address(es)

Name(s):      _________________________________________________________________
              _________________________________________________________________

Capacity:     _________________________________________________________________
Address(es):  _________________________________________________________________
              _________________________________________________________________
              _________________________________________________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the shares of Old Preferred Stock tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such shares of Old Preferred Stock to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the shares of Old Preferred Stock tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


__________________________________  ________________________________________
      Name of Firm                          Authorized Signature

__________________________________  ________________________________________
      Address                                       Title

__________________________________  ________________________________________
      Zip Code                              (Please Type or Print)


Area Code and Telephone No._______  Dated:__________________________________

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES OF OLD PREFERRED STOCK
WITH THIS FORM. CERTIFICATES FOR SHARES OF OLD PREFERRED STOCK
SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.